Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Bay Bancorp, Inc. and Subsidiary

We consent to the incorporation by reference in the registration statements on Form S-8 (File

Nos. 333-143104, 333-198197 and 333-205735) and Form S-3 (File No. 333-196568) of Bay

Bancorp, Inc. and Subsidiary of our report dated April 5, 2017, relating to the consolidated financial statements of Bay Bancorp, Inc. and Subsidiary, which report appears in the Form 10-K of Bay Bancorp, Inc. for the year ended December 31, 2016.

/s/ Dixon Hughes Goodman LLP

Gaithersburg, MD

April 5, 2017